Exhibit 5.1

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020-1089
United States

大成 Salans FMC SNR Denton McKenna Long
dentons.com

June ___, 2017

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

Re:	MYnd Analytics, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to MYnd Analytics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s Registration Statement on Form S-1 File No. 333-217092 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the underwriters identified therein of up to (a) ______ shares (the "Firm Shares") of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and ______ warrants of the Company (the “warrant”), each warrant entitling the holder to purchase one-half of one share of Common Stock, as specified in the Registration Statement and (b) up to an additional _____ shares of Common Stock and ______ warrants that the underwriter’s representative will have a right to purchase from the Company to cover over-allotments (collectively the “option securities” and together with the Firm Shares and Warrants, the “Securities”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s amended and restated certificate of incorporation, as amended, (ii) the Company’s by-laws, as amended, (iii) the Registration Statement, (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Warrant Certificate that is filed as Exhibit 4.8 to the Registration Statement; (vi) the form of warrant agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.7 to the Registration Statement; (vii) corporate proceedings of the Company supplied to us, and (viii) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that, in accordance with the resolutions adopted by the Company’s Board of Directors, or a committee thereof:

1. The Common Stock included in the Securities, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. The Warrants included in the Securities, when the Securities are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

MYnd Analytics, Inc. June ___, 2017 Page 2	Salans FMC SNR Denton dentons.com

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,